SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMPLANT SCIENCES CORPORATION
-------------------------------------------------------------------------------------------------------------------------------
(Name of small business issuer in its charter)

MASSACHUSETTS 04-2837126 (State or other jurisdiction of (IRS Employer Identification No.) Incorporation or Organization)
107 AUDUBON ROAD, #5
WAKEFIELD, MA 01880
---------------------------------------------------------------------------------------------------------------------
(Address of principal executive office)

IMPLANT SCIENCES CORPORATION
2006 EMPLOYEE STOCK PURCHASE PLAN
-------------------------------------------------------
(FULL TITLE OF THE PLAN)

ANTHONY J. ARMINI
Chief Executive Officer
107 Audubon Road, #5
Wakefield, Massachusetts 01880
(781) 246-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)
--------------
Copies of all communications to:

DAVID SELENGUT, ESQ.
ELLENOFF GROSSMAN & SCHOLE LLP
370 Lexington Avenue
New York, New York 10017
(212) 370-1300

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	500,000 shares (1)	$1.83	$915,000	$28.09

(1) Pursuant to Rule 416 promulugated under the Securities Act of 1933, as amended, this Registration Statement covers such indeterminate additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or other similar transactions.

(2) Estimated solely for the purposes of determining the registration fee.

(3) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, the calculation with respect to shares issuable under the 2006 Plan as of July 20, 2007 is based on the average of the high and low price of the Company’s common stock on July 20, 2007, a date within five (5) business days prior to the date of filing this registration statement, as reported by the American Stock Exchange (“AMEX”).

EXPLANATORY NOTE

  This Registration Statement contains two parts. The first part contains a “Reoffer Prospectus,” which has been prepared in accordance with the requirements of Part I of Form S-3 (as required by Section C.1. of the General Instructions to Form S-8). The Reoffer Prospectus will be used for reoffers and resales by affiliates of Implant Sciences Corporation (the “Registrant”) of shares of common stock of the Registrant to be issued pursuant to the Registrant's 2006 Employee Stock Purchase Plan. The second part contains information required in the registration statement pursuant to Part II of Form S-8. Pursuant to the introductory note to Part I of Form S-8, the plan information, which constitutes part of the “Plan Prospectus,” is not being filed with the Securities and Exchange Commission.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

  The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to any recipient of a stock option or stock award in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. We will furnish without charge to any person to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to

Diane J. Ryan
Vice President, Finance
Implant Sciences Corporation
107 Audubon Road #5
Wakefield, MA 01880
(781) 246-0700

The re-offer prospectus follows this paragraph.

PROSPECTUS

500,000 Shares of Common Stock
of
Implant Sciences Corporation
_____________

IMPLANT SCIENCES CORPORATION 2006 EMPLOYEE STOCK PURCHASE PLAN

This prospectus is being used in connection with the offering from time to time by certain selling stockholders of our company or their successors in interest of shares of the common stock which may be acquired or to be issued pursuant to our 2006 Employee Stock Purchase Plan (the “2006 Plan”).

  The closing sales price of our common stock on July 20, 2007, as reported by the American Stock Exchange (“AMEX”) was $1.80.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

The common stock may be sold from time to time by the selling stockholders or by their pledges, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sold by one or more of the following: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell portions of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Act”) in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares, and we have paid the expenses of preparing this prospectus and the related registration statement.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 6.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________________________________________

The date of this Prospectus is July 26, 2007

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	6
Forward Looking Statements	14
The Offering	14
Use of Proceeds	14
Selling Stockholders	14
Plan of Distribution	15
Documents Incorporated By Reference	16
Experts	17
Disclosure of SEC Position on Indemnification for Securities Act Liabilities	17
Legal Matters	17
Where You Can Find More Information	17

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following summary contains basic information about Implant Sciences Corporations and this prospectus. It may not contain all of the information that is important to you. For a more complete understanding, we encourage you to read the entire prospectus and the documents incorporated by reference into this prospectus. In this prospectus, the words “Implant, “Company,” “we”, “our” and “us” refer to Implant Sciences Corporation and our consolidated subsidiaries.

Common Stock outstanding before offering	11,835,561 shares (1)
Common Stock issuable under the Plan which maybe offered pursuant to this prospectus	500,000
AMEX Symbol for Common Stock	“IMX”
Risk Factors	We will not receive any proceeds from the sales of these shares.
Risk Factors
There are risks associated with an investment in the common stock offered by this prospectus. You should carefully consider the risk factors described in the prospectus in the “Risk Factors” section before making a decision t o invest.

                        (1) As of July 20, 2007. Does not include shares of common stock issuable upon exercise or conversion of options, notes or warrants.

Prospective investors should not rely on any information not contained in this document. We have not authorized anyone to provide any other information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of and on the date of this document.

  You should rely only on the information contained in this Prospectus or incorporated by reference herein. Information on our website or the websites of any of our subsidiaries or affiliates, if any, is not incorporated into this Prospectus, and you should not rely on such information. We have not authorized anyone to provide you with any other information. This Prospectus may only be used where it is legal to sell these securities. The information in this Prospectus is accurate only as of the date noted above, regardless of the time of the delivery of this prospectus or of any sale of our common stock.

THE COMPANY

Over the past twenty two years, Implant Sciences Corporation has both developed and acquired technologies using ion implantation and thin film coatings. Initially this technology was used in semiconductor processing but soon expanded to include various medical device applications including the modification of orthopedic joint implant surfaces to reduce polyethylene wear generation and the manufacture of products for radiation therapy treatments. Our latest application of this technology includes the manufacturing of trace explosives detection equipment.

We currently provide ion implantation services to numerous semiconductor manufacturers, research laboratories and universities. In October 2004 and March 2005, we acquired two California semiconductor companies, Core Systems (“Core”) and Accurel Systems International (“Accurel”), respectively. In May 2007, we sold our Accurel subsidiary for a total purchase price of approximately $12,705,000. Other applications of our ion beam technology had been in the area of temporary brachytherapy products. In June 2007, we closed this product line.

Since May 1999, we have been performing research to develop a trace explosives detector, which could be used to detect hidden bombs in airports and other public places. This technology is yet another application of our ion source technology. At present, we have developed both portable and bench-top systems for use in airports and Department of Defense facilities and have successfully marketed these products both domestically and internationally. In fiscal 2006, as part of a plan to reduce manufacturing costs, we transitioned the production of these products to a contract manufacturer. As we continue to sell and deliver these products, we work both independently and in conjunction with various government agencies, to develop the next generation of trace explosives detectors and identify new applications for our proprietary technology.

RISK FACTORS

An investment in us involves a high degree of risk and common stock should not be purchased by anyone who cannot afford the loss of their entire investment. You should carefully consider all of the following risk factors discussed below as well as other information in the prospectus before purchasing the common stock. The risks described below are not all of the risks facing us. Additional risks, including those that are currently not known to us or that we currently deem immaterial, may also impair our business operations.

The Company has received a modified audit opinion on its ability to continue as a going concern.

The audit report our independent registered public accounting firm issued on our audited financial statements for the fiscal year ended June 30, 2006 contains a modification regarding our ability to continue as a going concern. This modification indicates that there is substantial doubt on the part of our independent registered public accounting firm that we can continue as a going concern in that we did not have sufficient cash and liquid assets at June 30, 2006, to cover our operating capital requirements for the next twelve-month period and if sufficient cash cannot be obtained we would have to substantially alter our operations, or we may be forced to discontinue operations.  Such an opinion from our independent registered public accounting firm may limit our ability to access certain types of financing, or may prevent us from obtaining financing on acceptable terms. There can be no assurance that the auditor will not qualify their opinion in the future.

We do not operate at a profit and do not expect to be profitable for some time.

During the nine months ended March 31, 2007, we had a net loss from continuing operations of approximately $4,419,000. We plan to further increase our expenditures to complete the development and commercialization of our new products, and to broaden our sales and marketing capabilities. As a result, we believe that we will likely incur losses over the next several quarters. Our accumulated deficit as of March 31, 2007 is approximately $40,850,000.

Management believes that our existing cash resources, cash proceeds received from the sale of Accurel, cash from operations and the availability on our revolving line of credit will meet working capital requirements over the next twelve months. However, unanticipated decreases in operating revenues, unanticipated decreases in the market value of our common stock, delays in government funding of grants, increases in expenses or further delays in product development may adversely impact our cash position and require further cost reductions. No assurance can be given that we will be able to operate profitably on a consistent basis.

Intense competition and rapid technological change could harm our financial performance.

In our semiconductor market we compete with many companies, including companies that have in-house capabilities to implant, diagnose and repair their own wafers. In our explosives detection equipment market, we compete with many companies, including companies that have substantially greater capital resources, greater research and development, manufacturing and marketing resources and experience and greater name recognition than we do. In addition, we expect new entrants into our markets.  There can be no assurance that our competitors will not succeed in developing or marketing technologies and products that are more effective than our products or that would render our products obsolete or noncompetitive. Moreover, there can be no assurance that we will be able to price our products and services at or below the prices of competing products and technologies in order to facilitate market acceptance. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new products and enhancements. Product development involves a high degree of risk, and there can be no assurance that our new product development efforts will result in any commercially successful products. Our failure to compete or respond to technological change in an effective manner would have a material adverse effect on our business and results of operations.

Our medical products and technologies may not be accepted by the medical community which could harm our financial performance.

There can be no assurance that our medical coatings will achieve acceptance, or continue to receive acceptance, by the medical community and market acceptance generally. The degree of market acceptance for our products and services will also depend upon a number of factors, including the receipt and timing of regulatory approvals and the establishment and demonstration in the medical community and among health care payers of the clinical safety, efficacy and cost effectiveness of our products. Certain of the medical indications that can be treated by our devices or devices treated using our coatings can also be treated by other medical procedures. There can be no assurance that our devices or technologies will be able to replace such established treatments or that physicians, health care payers, patients or the medical community in general will accept and utilize our devices or any other medical products that may be developed or treated by us even if regulatory and reimbursement approvals are obtained. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. Failure of our products and technologies to gain market acceptance would have a material adverse effect on our business and results of operations.

Our explosives detection products and technologies may not be accepted by government agencies, airports or airlines which could harm our future financial performance.

There can be no assurance that our explosives detection systems will achieve acceptance by the domestic and international airports, government agencies and airlines, and market acceptance generally. The degree of market acceptance for our explosives detection products and services will also depend upon a number of factors, including the receipt and timing of regulatory approvals and the establishment and demonstration of the ability of our proposed device to detect trace explosives residues on personnel, baggage and other cargo prior to embarking on aircraft. Our failure to commercially develop our product to compete successfully with respect to throughput, the ability to scan personnel, baggage and other cargo carried onto airlines, and portability could delay, limit or prevent market acceptance. Moreover, the market for explosives detection systems technology, especially trace detection technology, is largely undeveloped, and we believe that the overall demand for explosives detection systems technology will depend significantly upon public perception of the risk of terrorist attacks. There can be no assurance that the public will perceive the threat of terrorist bombings to be substantial or that the airline industry and governmental agencies will actively pursue explosives detection systems technology. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance, if the currently developed prototype product is brought to a commercial product, that we will be able to achieve market penetration, revenue growth or profitability.

Our future profitability depends on whether our products can successfully compete in the commercial marketplace.

We currently provide ion implantation services for ion implantation of semiconductors and medical devices. We plan to market radiopaque coatings, and explosive detection systems that may require substantial further investment in research, product development, preclinical and clinical testing and governmental regulatory approvals prior to being marketed and sold. Our ability to increase revenues and achieve profitability and positive cash flow will depend, in part, on our ability to complete such product development efforts, obtain such regulatory approvals, and establish manufacturing and marketing programs and gain market acceptance for such proposed products.

The market for explosive detection systems is intensely competitive and is characterized by continuously developing technology and frequent introductions of new products and features. We expect competition to increase as other companies introduce additional and more competitive products in the explosive detection systems market as we develop the capabilities and enhancements of our trace detection systems. Each of our competitors may have substantially greater financial resources than us.

We believe that our ability to compete in the explosive detection systems market is based upon such factors as: product performance, functionality, quality and features; quality of customer support services, documentation and training; and the capability of the technology to appeal to broader applications beyond the inspection of passengers, baggage, and cargo carried on airlines. Although we believe that our currently developed product has all of the capabilities to meet the United States government’s decree that all passengers, baggage, and cargo carried on airlines must be screened thoroughly, certain of our competitors may have an advantage over our existing technology with respect to these factors. There can be no assurance that we will be successful in convincing potential customers that our products will be superior to other systems given all of the necessary performance criteria, that new systems with comparable or greater performance, lower price and faster or equivalent throughput will not be introduced, or that, if such products are introduced, customers will not delay or cancel potential orders for us yet to be commercialized system. Further, there can be no assurance that we will be able to bring to commercialization and further enhance our product to better compete on the basis of cost, throughput, accommodation of detection of passengers, baggage or other cargo carried onto airlines, or that we will otherwise be able to compete successfully with existing or new competitors.

Our product development efforts are subject to the risks inherent in the development of such products. These risks include the possibility that development costs will be much greater than currently anticipated, that our products will be found to be ineffective or unsafe, or will otherwise fail to receive necessary regulatory approvals; that the products will be difficult to manufacture on a large scale or be uneconomical to market; that the proprietary rights of third parties will interfere with our product development; or that third parties will market superior or equivalent products which achieve greater market acceptance. Furthermore, there can be no assurance that we will be able to conduct our product development efforts within the time frames currently anticipated or that such efforts will be completed successfully.

There are risks relating to our Development, Distribution and Manufacturing Agreement with Rapiscan Systems, Inc.

In March of 2005, we entered into a Development, Distribution and Manufacturing Agreement (the “Agreement”) with Rapiscan Systems, Inc. (“Rapiscan”).  Under the terms of this agreement, we gave Rapiscan the exclusive worldwide rights to market our Quantum SnifferTM portable and benchtop trace detection devices under their private label.  We also agreed to give Rapiscan the exclusive worldwide rights to distribute certain other new security products which we may develop in the future with their funding, as well as rights, in some circumstances, to manufacture certain components of the Quantum SnifferTM portable and benchtop trace detection devices.

In March 2006, the Company brought suit against Rapiscan and its parent, OSI Systems, Inc. The Company is requesting rescission of the Agreement, for lack of performance and other grounds or in the alternative, termination of the Agreement due to material breaches of contract and implied covenant of good faith and fair dealing and for damages. Should the Company be unsuccessful in prosecuting its lawsuit, it could have a material adverse effect on our business and results of operations.

In March 2006, the Company received notice that Rapiscan filed a complaint against the Company regarding the Agreement. Rapiscan’s complaint is based upon claims of breach of contract, breach of warranty and tortuous interference with contractual relations and is requesting a decree for specific performance, declaratory relief and injunctive relief. Should the Company be unsuccessful in defending itself in the lawsuit, it could have a material adverse effect on our business and results of operations.

In August 2006, as a result of motions made by both parties, the two lawsuits have been consolidated in the United States District Court for the Central District of California with the Company as plaintiff. Presently, discovery is in process. Rapiscan and OSI have filed a motion to dismiss certain of the Company’s claims. The Company has not yet responded to the motion. Presently, discovery is in process. Rapiscan and OSI have filed a motion to dismiss certain of the Company’s claims. As of October 30, 2006, the court has ruled that the Company’s claim of breach of fiduciary duty was dismissed but OSI’s motion to dismiss all other claims was denied. The litigants are presently in the discovery process which should be completed by July 2007. Rapiscan has recently filed two motions for partial summary judgment, one relating to the manufacturing provisions of the agreement and the other related to certain types of damages.  We have opposed the two motions, which are to be heard on August 6, 2007.  Trial is expected in early 2008.

Should the Company be unsuccessful in prosecuting this matter, it may have a material adverse effect on its business and results of operations.

We own patents, trade secrets and other intellectual property and know-how that we believe allows us to compete effectively. Limitations on our ability to protect our intellectual property or continue to use our intellectual property could harm our financial performance.

Our ability to compete effectively will depend, to a significant extent, on our ability to operate without infringing the intellectual property rights of others. Many participants in the medical device area aggressively seek patent protection and have increasing numbers of patents, and have frequently demonstrated a readiness to commence litigation based on patent infringement. Third parties may assert exclusive patent rights to technologies that are important to us.

Our success will depend on our ability to obtain new patents and operate without infringing on the proprietary rights of others.

Although we have twenty (20) United States patents issued and ten (10) United States patent applications pending for our technology and processes, our success will depend, in part, on our ability to obtain the patents applied for and maintain trade secret protection for our technology and operate without infringing on the proprietary rights of third parties. The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that any pending patent applications or any future patent application will issue as patents, that the scope of any patent protection obtained will be sufficient to exclude competitors or provide competitive advantages to us, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us.

Furthermore, there can be no assurance that others have not or will not develop similar products, duplicate any of our products or design around any patents issued or that may be issued in the future to us. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers products or processes developed by us.

Moreover, there can be no assurances that patents issued to us will not be challenged, invalidated or circumvented or that the rights thereunder will provide any competitive advantage. We could incur substantial costs in defending any patent infringement suits or in asserting any patent rights, including those granted to third parties. Patents and patent applications in the United States may be subject to interference proceedings brought by the United States Patent & Trademark Office, or to opposition proceedings initiated in a foreign patent office by third parties. We may incur significant costs defending such proceedings. In addition, we may be required to obtain licenses to patents or proprietary rights from third parties. There can be no assurance that such licenses will be available on acceptable terms if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed.

We also rely on unpatented proprietary technology, trade secrets and know-how and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although we have entered into non-disclosure agreements with our employees and consultants, there can be no assurance that such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

If we are not successful in managing our future growth, our business will suffer.

We have limited experience in the commercial production of explosives detection systems. Our future success will depend upon, among other factors, our ability to recruit, hire, train and retain highly educated, skilled and experienced management and technical personnel, to generate capital from operations, to scale-up our manufacturing process and expand our facilities and to manage the effects of growth on all aspects of our business, including research, development, manufacturing, distribution, sales and marketing, administration and finance. Our failure to identify and exploit new product and service opportunities, attract or retain necessary personnel, generate adequate revenues or conduct our expansion or manage growth effectively could have a material adverse effect on our business and results of operations.

Our research and manufacturing activities involve the use of hazardous materials. Any liability resulting from the misuse of such hazardous materials could adversely affect our business.

Our research and manufacturing activities sometimes involve the use of various hazardous materials. Although we believe that our safety procedures for handling, manufacturing, distributing, transporting and disposing of such materials comply with the standards for protection of human health, safety, and the environment, prescribed by local, state, federal and international regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. Nor can we eliminate the risk that one or more of our hazardous material or hazardous waste handlers may cause contamination for which, under laws imposing strict liability, we could be held liable. While we currently maintain insurance in amounts which we believe are appropriate in light of the risk of accident, we could be held liable for any damages that might result from any such event. Any such liability could exceed our insurance and available resources and could have a material adverse effect on our business and results of operations.

Product liability claims could damage our reputation and hurt our financial results.

To date no product liability claims have been asserted against us; however, the testing, marketing and sale of implantable devices and materials entail an inherent risk that product liability claims will be asserted against us, if the use of our devices is alleged to have adverse effects on a patient, including exacerbation of a patient's condition, further injury, or death. A product liability claim or a product recall could have a material adverse effect on our business. Certain of our devices are designed to be used in treatments of diseases where there is a high risk of serious medical complications or death.

If our suppliers cannot provide the components or services we require, our ability to manufacture our products could be harmed.

We rely on a limited number of suppliers to provide materials and services used to manufacture our products. If we cannot obtain adequate quantities of necessary materials and services from our suppliers, there can be no assurance that we would be able to access alternative sources of supply within a reasonable period of time or at commercially reasonable rates. Moreover, in order to maintain our relationship with major suppliers, we may be required to enter into preferred supplier agreements that will increase the cost of materials obtained from such suppliers, thereby also increasing the prices of our products. The limited sources, the unavailability of adequate quantities, the inability to develop alternative sources, a reduction or interruption in supply or a significant increase in the price of raw materials or services could have a material adverse effect on our business and results of operations.

If our contract manufacturer cannot provide the services we require, our ability to manufacture our products could be harmed.

We rely on a single contract manufacturer to provide manufacturing services for our explosives detection products. If these services become unavailable, we would be required to identify and enter into an agreement with a new contract manufacturer or take the manufacturing in house. The loss of our contract manufacturer could significantly disrupt production as well as increase the cost of production, thereby also increasing the prices of our products. These changes could have a material adverse effect on our business and results of operations.

If we were to lose the services of either our president or our chief scientist, our business would be adversely affected.

We are substantially dependent, for the foreseeable future, upon our Chairman of the Board, President and Chief Executive Officer, Dr. Anthony J. Armini and our Vice President and Chief Scientist, Dr. Stephen N. Bunker, both of whom currently devote their full time and efforts to management. We have entered into an employment agreement with each of these officers. If we were to lose the services of Dr. Armini or Dr. Bunker for any significant period of time, our business would be materially adversely affected.

If we cannot attract and retain the management, sales and other personnel we need, we will not be successful.

There is intense competition for qualified personnel in the high technology field, and there can be no assurance that we will be able to continue to attract and retain qualified personnel necessary for the development of our business. The loss of the services of existing personnel as well as the failure to recruit additional qualified scientific, technical and managerial personnel in a timely manner would be detrimental to our anticipated growth and expansion into areas and activities requiring additional expertise such as marketing. The failure to attract and retain such personnel could adversely affect our business and results of operations.

If we are unable to complete our assessments as to the adequacy of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

         As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal control over financial reporting in their annual reports on Form 10-K. This report is required to contain an assessment by management of the effectiveness of such company's internal controls over financial reporting. In addition, the independent registered public accounting firm auditing a public company's financial statements must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. While we will begin to develop the necessary documentation and testing procedures required by Section 404, there is a risk that we will not comply with all of the requirements imposed by Section 404. If we fail to implement required new or improved controls, we may be unable to comply with the requirements of Section 404 in a timely manner. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline and make it more difficult for us to finance our operations.

In our report on Form 10-K for the year ended June 30, 2006, our independent auditors have reported to our Audit Committee certain matters involving internal controls that our independent auditors considered to be a significant deficiency. A significant deficiency is a control deficiency or combination of control deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected.

The reportable condition related primarily to the closing and financial reporting process.  Management is confident that our financial statements for the year ended June 30, 2006 fairly present, in all material respects, our financial condition and results of operations.

The reportable condition has been discussed in detail among management, our Audit Committee and our independent auditors, and we are committed to addressing and resolving these matters fully and promptly, by putting in place the personnel, processes, technology and other resources appropriate to support our financial close processes. As part of this commitment, we intend to use the services of an outside consultant to evaluate our closing and financial reporting process and make recommendations to management to improve these processes.

We cannot assure you that we will successfully address the issues raised by our independent auditors above. If we are unable to do so, and a misstatement, error or fraud is committed and remains undetected, we may suffer a material adverse effect to our results of operations.

Our quarterly results may fluctuate significantly, which could adversely affect our stock price.

We believe that our operating results may be subject to substantial quarterly fluctuations due to several factors, some of which are outside our control, including fluctuating market demand for, and declines in the average selling price of our products, the timing of significant orders from customers, delays in the introduction of new or improved products, delays in obtaining customer acceptance of new or changed products, the cost and availability of raw materials, and general economic conditions. We plan to further increase our expenditures to complete development and commercialization of our new products, to increase our manufacturing capacity, to ensure compliance with the Food and Drug Administration's Quality Systems Regulations and to broaden our sales and marketing capabilities. A substantial portion of our revenue in any quarter historically has been derived from orders booked in that quarter, and historically, backlog has not been a meaningful indicator of revenues for a particular period. Accordingly, our sales expectations currently are based almost entirely on our internal estimates of future demand and not from firm customer orders.

We will be required to redeem the Series D Preferred for cash if the five day average market price of our common stock, prior to a redemption date, is less than 110% of the fixed conversion price.

We will be required to redeem the Series D Preferred for cash if the following conditions are not met: (1) the shares must be issued pursuant to an effective registration statement, (2) the average closing market price of the common stock for the five trading days immediately preceding a payment date must exceed the fixed conversion price of $4.15 by 110% and no one day’s closing price may be less than the fixed conversion price, and (3) the conversion dollar value may not exceed the aggregate of the prior 22 trading days’ dollar volume. We cannot be certain that we will be able to redeem the monthly payment in shares of common stock on a redemption date given the fixed conversion price of the preferred stock and the associated market price of the common stock on a redemption date. If we are required to redeem monthly payments in cash, this will reduce our working capital necessary for our operations.  Failure of our ability to convert preferred shares into common shares will have a material adverse affect on our cash resources.  We may be required to reduce or curtail certain operations and research and development projects to improve our cash resources. As of July 20, 2007, the closing price of our common stock was $1.80 per share.  The outstanding balance is approximately $3,939,000.

The Company may have liability in connection with its recent securities transactions.

We amended the Series D financing terms with Laurus Master Fund in May 2006, while the Registration Statement on Form S-3 was on file with the SEC but had not yet been declared effective. This may have been a violation of Section 5 of the Securities Act and may provide Laurus with rescission rights. Although Laurus has been offered rescission and has declined to rescind such transaction, there is a possibility that such transaction could be reversed and the consideration received by us may have to be repaid. Because we have made redemption payments to Laurus in accordance with the terms of the Series D, if the transaction was rescinded, we would be required to pay Laurus the aggregate amount of approximately $3,939,000, which would have a material adverse affect upon our business.

If third party credit is unavailable, our working capital could be restricted; restrictions on our ability to raise additional capital under certain circumstances.

Currently, we rely on cash generated from our operations, private equity financing and third party credit for working capital purposes. If such financing is no longer available at acceptable rates, we would be required to reduce or curtail our operations and research and development projects. This would have a material adverse effect on our business and results of operations.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a two year holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have material adverse effect on the market price of our securities.

Because of certain limitation on director/officer liability, our stockholders may have limited rights to recover for breach of fiduciary duty.

    As permitted by Massachusetts law, our Restated Articles of Organization limit the liability of our directors for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of our charter provision and Massachusetts law, stockholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our bylaws provide that we shall indemnify our directors, officers, employees and agents if such persons acted in good faith and reasoned that their conduct was in our best interest.

We have no history of paying dividends on our common stock.

    We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We plan to retain any future earnings to finance growth. If we decide to pay dividends to the holders of our common stock, such dividends may not be paid on a timely basis.

 The anti-takeover provisions of our Restated Articles of Organization and of the Massachusetts corporation law may delay, defer or prevent a change of control.

Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders. The rights of the holders of common stock will be subject to, and may be harmed by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of preferred stock may delay, defer or prevent a change in control because the terms of any issued preferred stock could potentially prohibit our consummation of any acquisition, reorganization, sale of substantially all of our assets, liquidation or other extraordinary corporate transaction, without the approval of the holders of the outstanding shares of preferred stock. In addition, the issuance of preferred stock could have a dilutive effect on our stockholders.

  Our stockholders must give substantial advance notice prior to the relevant meeting to nominate a candidate for director or present a proposal to our stockholders at a meeting. These notice requirements could inhibit a takeover by delaying stockholder action.

FORWARD-LOOKING INFORMATION

Some of the information in this prospectus, or incorporated by reference into this prospectus, contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise.

THE OFFERING

This registration statement relates to the resale of shares of our common stock issued and issuable to certain selling stockholders. Specifically, the shares of our common stock included in this offering consist of :

500,000 shares of our common stock issuable under the 2006 Plan.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sales of these shares. All expenses of the registration of the shares will be paid for by us. See “Selling Stockholders” and “Plan of Distribution.”

For information about the selling stockholders, see “Selling Stockholders.”

SELLING SHAREHOLDERS

The following table sets forth the name and relationship to Implant and its affiliates (within the past three years) of each selling stockholder who identity is known as of the date of this prospectus., the number of shares of common stock which each selling stockholder (1) owned of the record date before the offering; and (2) the amount of common stock to be owned by each selling stockholder and (if one percent or more) the percentage of the class to be owned by such stockholder assuming the sale of all shares acquired under the Plan. .

The information contained in this table reflects “beneficial” ownership of common stock within the meaning of Rule 13d-3 under the Exchange Act. As of July 3, 2007, we had 11,835,561 shares of common stock outstanding. Beneficial ownership information reflected in the table includes shares issuable upon the exercise of outstanding options/warrants issued by us at their initial exercise prices.

Name	Amount of Common Stock Beneficially Owned As of July 20, 2007	Amount Offered Hereby	Amount of Common Stock and Percentage of Class to be Owned After the Offering	% of Class to be Owned After the Offering
None

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “selling stockholder” means and includes: (1) the persons identified in the tables above as the Selling Stockholders; and (2) any of their donees, pledgees, distributees, transferees or other successors in interest who may (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling stockholders may be effected: in one or more transactions that may take place on the AMEX (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the AMEX; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this prospectus.

The selling stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the selling stockholders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus.

We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and any future documents we subsequently file with the Securities and Exchange Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, prior to the termination of this offering.

(a) Our annual report, filed with the Securities and Exchange Commission on Form 10-K, for the fiscal year ended June 30, 2006;

(b) Our quarterly reports filed with the Securities and Exchange Commission on Form 10-Q for the fiscal quarters ended September 30, December 31 and March 31;

(c) The description of our common stock contained in the registration statement on Form S-3 filed with the Securities and Exchange Commission on August 4, 2005 ; and

(d) Current Report 8-K filed September 29, 2006, January 4, 2007, March 21, 2007, May 4, 2007 and July 17, 2007; and

(e) All other reports filed by the Registrant pursuant to Section 13 (a) or 15 (d) of the Exchange Act, since the end of the fiscal year covered by the annual report referred to in (a) above.

(f)  The financial statements included in the Form 10-K for the fiscal year ended June 30, 2006 will be restated in the Form 10-K for the fiscal year ended June 30, 2007, to reflect the discontinued
  operations treatment for the sale of Accurel Systems International on May 1, 2007, in a similar fashion as what was reflected in the Form 10-Q for the fiscal quarter ended March 31, 2007 and in the Current Report 8-K filed July 17, 2007.

You may request and receive, at no cost, copies of these filings by writing or telephoning us at the following address:

Diane J. Ryan
Vice President, Finance
Implant Sciences Corporation
107 Audubon Road #5
Wakefield, MA 01880
(781) 246-0700

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the registration statement of which this prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Chief Financial Officer, Implant Sciences Corporation, 107 Audubon Road, Wakefield, MA 01880, telephone: (781) 246-0700.

EXPERTS

The financial statements of our Company, as of and for the year ended June 30, 2006 incorporated by reference in this registration statement on Form S-8, have been audited by UHY LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of our Company, as of and for the year ended June 30, 2005 incorporated by reference in this registration statement on Form S-8, have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended and restated Articles of Organization and By-Laws provide that we may indemnify our directors and officers, to the fullest extent permitted under Massachusetts law, including in circumstances in which indemnification is otherwise discretionary under Massachusetts law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of Implant Sciences Corporation common stock being offered herein has been passed upon for Implant Sciences Corporation by Ellenoff Grossman & Schole LLP of New York, New York. Such firm has been granted a warrant to purchase 10,000 shares of the common stock of Implant Sciences Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy, upon payment of a fee set by the SEC, any document we subsequently file at the Commission's public reference rooms at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Diane Ryan, at our address as set forth below. Additionally, please note that we file our SEC reports electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our Internet address is www.implantsciences.com. Our Website and the information contained therein or connected thereto are not incorporated into this prospectus.

This prospectus is part of registration statement on Form S-8 that we have filed with the SEC to register the common stock offered hereby under the Act. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules that we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our common stock. The registration statement, exhibits and schedules are available at the SEC's public reference rooms or through its EDGAR database on the Internet.

You should rely only on the information contained in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. Our common stock is quoted on the AMEX under the symbol “IMX.”

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THS COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT ONSTITUTE AN OFFER TO SELL OR A SOLICIATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY NY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYPERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITIATION

IMPLANT SCIENCES CORPORATION

500,000 SHARES OF COMMON STOCK

July 26, 2007

PART II

ITEM 3. DOCUMENTS INCORPORATED BY REFERENCE

Included in the Prospectus which is a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

The description of the common stock contained in our Registration Statement (File No. 333-115423) on Form S-3 with the Securities and Exchange Commission on August 4, 2005.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Included in the Prospectus which is a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our articles provide that none of our directors shall be personally liable to us or to our stockholder for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability (i) for any breach of the director's duty of loyalty to us or our stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

Our articles and by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 67 of Chapter 156B of the Massachusetts General Laws, including circumstances in which indemnification is otherwise discretionary.

A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above. These provisions may also shield directors from liability under federal and state securities laws.

The directors and officers of Implant Sciences are insured under a policy of directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

All shares of common stock registered hereunder for reoffer or resale will be issued upon exercise of options granted or to be granted pursuant to the Registrant's Plans. The options are non-transferable and the underlying shares will be issued in transactions not involving a public offering. Upon exercise of an option, the optionee is required to execute an undertaking not to resell such shares except pursuant to an effective registration statement or other exemption under the Act, a restrictive legend is placed on the certificates for the shares of common stock purchased and transfer stops are placed against such certificates. Such shares may only be reoffered and sold pursuant to registration under the Act or pursuant to an applicable exemption under the Act. As a result, such offers and sales are exempt from the registration requirements of the Act pursuant to the provisions of Section 4(2) of the Act.

ITEM 8. EXHIBITS.

Exhibit No.	Description

4.1	2006 Employee Stock Purchase Plan

5.1	Opinion of Counsel

23.1	Consent of UHY LLP

23.2	Consent of BDO Seidman, LLP

ITEM 9. UNDERTAKINGS.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wakefield, Massachusetts, on this 26th day of July, 2007.

IMPLANT SCIENCES CORPORATION

By: /s/ Anthony J. Armini Anthony J. Armini President, Chief Executive Officer & Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Anthony J. Armini true and lawful attorney-in-fact and agent with full power of substitution, for and in such name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes for him may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2007.

Signature                  Title                        Date

____________________            President, Chief Executive Officer        July 26, 2007
/s/ Anthony J. Armini            (Principal Executive Officer)
                           and Director

____________________           Chief Financial Officer                 July 26, 2007
/s/ Diane J. Ryan

____________________            Secretary/Director                July 26, 2007
/s/ Stephen N. Bunker

____________________            Director                             July 26, 2007
/s/ Michael Szycher

____________________          Director                        July 26, 2007
/s/ David Eisenhaure

____________________          Director                        July 26, 2007
/s/ Michael Turmelle